PARADIGM


           APPROVED BY:    Michael Gulett
                           President and Chief Executive Officer
                           (408) 954-0500

           CONTACT:        Morgen-Walke Associates, Inc.
                           Suzanne Craig, Lisa Laukkanen, Doug Sherk
                           (415) 296-7383
                           Emily Dupree, Elissa Grabowski
                           (212) 850-5698



FOR IMMEDIATE RELEASE
---------------------

             PARADIGM TECHNOLOGY, INC. ANNOUNCES COMPLETION OF WAFER
                            FABRICATION FACILITY SALE


     San Jose, CA - (November 19, 1996)--Paradigm Technology, Inc. (Nasdaq:
PRDM) today announced that it has completed the sale of its wafer fabrication facility in San Jose, California, to Orbit Semiconductor, Inc., a wholly-owned subsidiary of DII Group, Inc. (Nasdaq: DIIG). The wafer fabrication facility was sold for $20 million consisting of $6.6 million in cash, $7.6 million in debt assumption and a short-term note for $5.8 million. The agreement provides for Orbit Semiconductor to supply a specified quantity of wafers to Paradigm over the next six months.

     Paradigm had previously announced that it had entered into a letter of intent to sell its wafer fabrication facility on November 4, 1996, and that it had signed a definitive agreement on November 11, 1996.

     Headquartered in San Jose, California, with principal manufacturing facilities in San Jose, California, Paradigm Technology, Inc. designs, manufactures, and markets high speed, high density SRAM semiconductor devices to meet the needs of advanced telecommunications devices, networks, workstations, high performance PCS, advanced modems and complex military/aerospace applications. The Company focuses on high performance, sub-10ns SRAMs where its technology leadership in high speed and high density semiconductors can best be utilized. Paradigm can be reached on the world wide web at www.prdm.com. ###

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